UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
__________________________
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
__________________________

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
OUTFRONT Media Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED APRIL 28, 2025
TO PROXY STATEMENT DATED APRIL 21, 2025
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2025

On April 21, 2025, OUTFRONT Media Inc., a Maryland corporation (the “Company”), filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for June 3, 2025 (the “Annual Meeting”). The Company is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the number of shares of the Company’s common stock held by a named executive officer and certain non-executive employees, and the corresponding aggregate shares of the Company’s common stock outstanding and votes that may be cast, as of the record date disclosed in the Proxy Statement. Accordingly, the first paragraph of the section entitled “General Information About the Annual Meeting and Voting—Who is entitled to vote at the Annual Meeting?” on page 2 of the Proxy Statement is replaced, in its entirety, by the following text:

“Stockholders as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 167,073,684 shares of our common stock, par value $0.01 per share (“common stock”), and 125,000 shares of our Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), outstanding. You are entitled to one vote for each share of common stock held by you as of the Record Date. At the Annual Meeting, each share of Series A Preferred Stock entitles the record holder of Series A Preferred Stock to 62.56102 votes per share, which is the number of votes equal to the largest number of whole shares of common stock into which each share of Series A Preferred Stock could be converted as of the Record Date. Thus, holders of shares of Series A Preferred Stock are entitled to an aggregate of 7,820,127 votes for each director nominee and on each other proposal considered and voted upon at the Annual Meeting, and will vote as a single class with the holders of our common stock at the Annual Meeting. Accordingly, the aggregate number of votes that may be cast by the holders of our common stock and our Series A Preferred Stock at the Annual Meeting, voting together as a single class, is 174,893,811 votes.”

Further, the last sentence of the second paragraph of, and the beneficial ownership table appearing in, the section entitled “Stock Ownership Information—Security Ownership of Certain Beneficial Owners and Management” on pages 58-59 of the Proxy Statement are replaced, in their entirety, by the following text:

“As of April 1, 2025, there were 167,073,066 shares of our common stock outstanding and 125,000 shares of our Series A Preferred Stock outstanding.”

	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Shares	Number of Shares	Percent of Shares
5% Beneficial Owners:
The Goldman Sachs Group, Inc.(1) 200 West Street New York, NY 10282	12,177,822	7.29%	—	—
Entities affiliated with Providence Equity Partners L.L.C.(2) 50 Kennedy Plaza Providence, Rhode Island	17,313,813	10.36%	—	—
FMR LLC(3) 245 Summer Street Boston, MA 02210	19,475,103	11.66%	—	—
The Vanguard Group(4) 100 Vanguard Blvd Malvern, PA 19355	21,648,809	12.96%	—	—
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	25,154,922	15.06%	—	—
Goldman Sachs & Co. LLC(6) 200 West Street New York, NY 10282	—	—	125,000	100.00%
Directors and Named Executive Officers:(7)
Nicolas Brien	62,091	*	—	—
Angela Courtin	56,750	*	—	—
Manuel A. Diaz	59,160	*	—	—
Michael J. Dominguez	30,303	*	—	—
Jeremy J. Male	853,916	*	—	—
Peter Mathes	61,502	*	—	—
Clive Punter	284,170	*	—	—
Richard H. Sauer	120,836	*	—	—
Matthew Siegel	269,634	*	—	—
Andrew R. Sriubas	509,713	*	—	—
Susan M. Tolson	57,984	*	—	—
Joseph H. Wender	59,100	*	—	—
All directors and executive officers as a group (11 persons)(8)	777,360	*	—	—

*    Less than 1%.
(1)    Based solely on information contained in a report on Schedule 13G, filed with the SEC on February 11, 2025 (the “GS Group 13G”), by The Goldman Sachs Group, Inc. (the “GS Group”) and Goldman Sachs & Co. LLC (“GS”), reporting beneficial ownership as of December 31, 2024. The GS Group 13G reported that each of the GS Group and GS have sole voting power over 0 shares, shared voting power over 12,169,053 shares, sole dispositive power of 0 shares and shared dispositive power of 12,170,023 shares.
(2)    Based on information provided by Providence Equity Partners L.L.C. (“PEP”). As of April 1, 2025, partnerships affiliated with PEP beneficially owned 17,313,813 shares of common stock as follows: Providence Equity Partners VIII-A SPV, L.P. (“PEP VIII-A”) held 4,752,421 shares of common stock, Providence Equity Partners VIII (Scotland) SPV L.P. (“PEP Scotland”) held 71,711 shares of common stock, PEP VIII SPV, L.P. (“PEP 5”) held 6,962,105 shares of common stock, PEP VIII-A AIV SPV, L.P. (“PEP 6”) held 2,379,610 shares of common stock and PEP VIII Co-Invest SPV, L.P. (“PEP Advertising”) held 3,147,966 shares of common stock. Providence Equity GP VIII (Scotland) L.P. (“PEP GP Scotland”) may have indirect beneficial ownership of 71,711 shares of common stock and Providence Equity GP VIII L.P. (“PEP GP VIII”) and PEP VIII International Ltd. (“PEP International”) may have indirect beneficial ownership of 17,313,813 shares of common stock through the following relationships: the general partner of PEP Scotland is PEP GP Scotland and the general partner of each of PEP VIII-A, PEP GP Scotland, PEP 5, PEP 6 and PEP Advertising is PEP GP VIII. The general partner of PEP GP VIII is PEP International. As of April 1, 2025, the PEP Direct Holders held a record of 17,313,813 shares of common stock. Each of the PEP Direct Holders disclaim beneficial ownership of the shares held by the other PEP Direct Holders and each of PEP GP Scotland, PEP GP VIII and PEP International disclaim beneficial ownership of the shares held by the PEP Direct Holders except to the extent of their respective pecuniary interest therein.

(3)    Based solely on information contained in a report on Amendment No. 1 to Schedule 13G, filed with the SEC on February 7, 2025 (the “FMR 13G/A”), by FMR LLC (“FMR”), reporting beneficial ownership as of January 31, 2025. The FMR 13G/A reported that FMR has sole voting power over 17,945,629 shares, shared voting power over 0 shares, sole dispositive power of 19,475,103 shares and shared dispositive power of 0 shares. Abigail P. Johnson, as the Director, the Chairman and the Chief Executive Officer of FMR, has sole dispositive power of 19,475,103 shares.
(4)    Based solely on information contained in a report on Amendment No. 11 to Schedule 13G, filed with the SEC on January 31, 2025 (the “Vanguard 13G/A”), by The Vanguard Group (“Vanguard”), reporting beneficial ownership as of December 31, 2024. The Vanguard 13G/A reported that Vanguard has sole voting power over 0 shares, shared voting power over 163,165 shares, sole dispositive power of 21,317,184 shares and shared dispositive power of 331,625 shares.
(5)    Based solely on information contained in a report on Amendment No. 7 to Schedule 13G, filed with the SEC on January 30, 2025 (the “BlackRock 13G/A”), by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership as of December 31, 2024. The BlackRock 13G/A reported that BlackRock has sole voting power over 24,564,515 shares, shared voting power over 0 shares, sole dispositive power of 25,154,922 shares and shared dispositive power of 0 shares.
(6)    Based on information provided by GS Group and GS. As of April 1, 2025, GS held of record 125,000 shares of Series A Preferred Stock, which 125,000 shares of Series A Preferred Stock were convertible into approximately 7,820,127 shares of our common stock as of such date. GS Group, as a parent holding company, may have indirect beneficial ownership of the shares of our common stock issuable upon conversion of the 125,000 shares of Series A Preferred Stock held of record by GS.
(7)    For all officers and directors, includes shares acquired due to the settlement of dividend equivalents into shares of our common stock at vesting.
(8)    Mr. Male’s, Mr. Punter’s and Mr. Sriubas’s shares are not counted towards the total due to their separation from the Company.

Except as described above, this supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement.